Lease Agreement

This lease agreement is between RCH Reality (the “Landlord”) and Vodka Brands Corp (the “Tenant”), a Pennsylvania corporation and made on April 20, 2015.

The Landlord grants the right to the tenant to occupy one area of the office, situated at 554 33rd St., Pittsburgh, PA 15201 (the “Premises”) on a month to month basis for a term of one year.

The area of the office that the tenant can occupy is the outer office and open space area immediately adjacent to the main office. It comprises up to 400 sq. ft.  The Tenant shall have use of the conference room as needed.

Rent shall include all utilities.

The desk and other office equipment remains the property of the Landlord and the Tenant is responsible for replacing any damaged equipment with a like for like replacement.

Tenant shall not be required to pay a deposit but shall reimburse the Landlord for any damage of the Premises.

Tenant and Landlord must give one another 30 days notice to terminate this lease.

The Tenant shall pay the Landlord the sum of 10,000 shares of common stock for each year of occupancy.

Upon termination of this agreement, Tenant shall immediately vacate and leave the premises in good and rentable condition.

RDH Reality

By: /s/ Rick Hvizdak,

       Rick Hvizdak, Landlord

Vodka Brands Corp

By:/s/ Mark Lucero

       Mark Lucero, Tenant